UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2016

Broadcom Limited

(Exact name of registrant as specified in its charter)

Singapore	001-37690	98-1254807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Yishun Avenue 7 Singapore 768923		N/A
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (65) 6755-7888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Broadcom Limited (the “Company”) will be presenting at the Susquehanna Financial Group’s Fifth Annual Semi, Storage & Tech Conference in New York City on March 10, 2016 at 8:00 a.m. Eastern Time. The presentation will be webcast live and can be accessed through http://wsw.com/webcast/sig12/avgo.

The related presentation is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 7.01.

The attached presentation contains forward-looking and other information related to our business. The Company undertakes no intent or obligation to publicly update the attached presentation. However, information contained in this presentation may be superseded by subsequent or other information the Company files with or furnishes to the Securities and Exchange Commission, or makes available on its website at www.broadcom.com.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Investor Presentation, dated March 10, 2016

The information contained in this report, including Exhibit 99.1, shall not be incorporated by reference into any filing of the registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2016

Broadcom Limited

By:	/s/ Patricia H. McCall
Name:	Patricia H. McCall
Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Investor Presentation, dated March 10, 2016